SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 31, 2007


                         SENTRY  TECHNOLOGY  CORPORATION
                         -------------------------------

                (Exact Name of Registrant as specified in charter)


            Delaware                    1-12727              96-11-3349733
           ----------                -------------          ----------------
   (State or other jurisdiction      (Commission            (IRS Employer
        of incorporation)             File Number)        Identification No.)


            1881 Lakeland Avenue, Ronkonkoma, New York          11779
         ------------------------------------------------      --------
              (Address of principal executive offices)        (Zip Code)



                                  631/ 739-2100
                            ------------------------
               Registrant's telephone number, including area code



                                       N/A


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        (Former name or former address, if changed since last report.)


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Item 5.02   Departure of Directors or Certain Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.


On January 31, 2007 the Board of Directors of Sentry Technology Corporation (the "Corporation"), appointed two new officers to the Corporation. Joan E. Miller has been appointed to the office of Treasurer of the Corporation and also serves as Principal Financial Officer. Elizabeth A. Heyder has been appointed to the office of Secretary of the Corporation.

     Joan E. Miller joined Sentry Technology Corporation in November 1980 and serves as Vice President - Finance. Ms. Miller has been the Controller of the Corporation for 19 years and is responsible for all accounting functions and financial reporting.

     Elizabeth A. Heyder has been employed in the executive offices of the Corporation for 12 years, first serving under Knogo North America, Inc., and more recently for the President and Chief Executive Officer of the Corporation. Ms. Heyder is responsible for the employee benefit plans, retirement plans and human resources for the Corporation.

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Sentry Technology Corporation


By:  /s/ Peter L. Murdoch
-----------------------------------------------
Peter L. Murdoch
President and Chief Executive Officer

Date: February 2, 2007